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                                                                     EXHIBIT 8.1

                                February 3, 2000

Meditrust Corporation
197 First Avenue
Needham, Massachusetts 02494

         Re:      CERTAIN FEDERAL INCOME TAX MATTERS

Ladies and Gentlemen:

         We have acted as counsel to Meditrust Corporation, a Delaware corporation ("the Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 10,907,971 shares of common stock, par value $.10 per share, of the Company, paired with 10,907,971 shares of common stock, par value $.10 per share, of Meditrust Operating Company, a Delaware corporation ("OpCo" and, together with the Company, the "Companies").

         On November 5, 1997, the Company, then known as Santa Anita Realty Enterprises, Inc. ("Santa Anita Realty"), merged (the "Santa Anita Merger") with Meditrust, a Massachusetts business trust ("Meditrust's Predecessor"), with the Company as the surviving corporation. In connection with the Santa Anita Merger, Santa Anita Realty changed its name to Meditrust Corporation, and OpCo, formerly known as Santa Anita Operating Company and the stock of which was paired with the stock of Santa Anita Realty, changed its name to Meditrust Operating Company.

         This opinion relates to the qualification of the Company as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and related matters.

         In rendering the following opinions, we have reviewed the Registration Statement and the descriptions set forth therein of the Company and its current and proposed investments and activities. We also have examined (i) the Certificate of Incorporation and the Bylaws of the Company, each amended and restated, (ii) the Pairing Agreement dated as of December 20,
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Meditrust Corporation
February 3, 2000
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1979, as amended, by and between the Company and OpCo, (iii) the Company's federal income tax returns for each of its taxable years ended December 31, 1994, 1995, 1996, 1997, and 1998 as filed on Forms 1120-REIT, and (iv) such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents, including the Registration Statement, are referred to herein as the "Documents."

         In rendering our opinions, we have relied upon certain factual representations of the Company set forth in a representation letter (the "Officer's Certificate") delivered to us in connection with our rendering of this opinion regarding (i) the manner in which the Company has been owned and operated and will be owned and operated and (ii) the manner in which Meditrust's Predecessor was owned and operated for periods ending on and including the effective time of the Santa Anita Merger. We also have relied on the statements contained in the Documents regarding the operation and ownership of the Company, Meditrust's Predecessor and their affiliates. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete and that all representations and statements made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification. However, we are not aware of any facts or circumstances contrary to or inconsistent with such representations and statements.

         In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, (vii) the factual accuracy of all representations, warranties and other statements made by all parties, and (viii) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter. In addition, we have assumed the accuracy of the opinions of counsel of the Company and of Meditrust's
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Meditrust Corporation
February 3, 2000
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Predecessor, each dated November 5, 1997, regarding the qualification of the
Company and of Meditrust's Predecessor as a REIT and related matters.

                                     * * * *

         Based upon and subject to the foregoing, we are of the opinion that:

         (i) The Company since November 5, 1997 has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (including for periods following the Merger).

         (ii) The Company is exempt from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984 (except to the extent such exemption is limited by the Internal Revenue Service Restructuring and Reform Act of 1998, Public Law No. 105-206).

         (iii) The statements in the Registration Statement under caption "Federal Income Tax Considerations and Consequences of Your Investment," to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

                                     * * * *

         We will not review on a continuing basis the Company's compliance with the Documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company's ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment
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Meditrust Corporation
February 3, 2000
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trust. The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. You should recognize that our opinions are not binding on a court or the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions would be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon current provisions of the Code and the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could adversely affect our opinions.

         This opinion is being provided to you in connection with the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose without our prior written consent.

         We consent to being named as Counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ GOODWIN, PROCTER & HOAR  LLP

                                          GOODWIN, PROCTER & HOAR  LLP